FORM OF
                                AMENDED EXHIBIT A


     THIS Exhibit A, amended as of ____________ __, 2000 is Exhibit A to that certain Transfer Agency Services Agreement dated as of December 29, 1998, as amended on August 12, 1999, by and between PFPC INC. and E*TRADE FUNDS.

                                   PORTFOLIOS

                           E*TRADE S&P 500 Index Fund

                       E*TRADE Extended Market Index Fund

                             E*TRADE Bond Index Fund

                          E*TRADE Technology Index Fund

                        E*TRADE International Index Fund

                          E*TRADE E-Commerce Index Fund

                        E*TRADE Global Titans Index Fund

                        E*TRADE Premier Money Market Fund


                                    PFPC INC.


                                    By:______________________________
                                       Name:
                                       Title:


                                  E*TRADE FUNDS


                                   By:______________________________
                                      Name:
                                      Title: